Exhibit 1.1

Form of Underwriting Agreement

American Express Issuance Trust II

$[        ] Class A

Series 201[    ]-[    ] Floating Rate Asset Backed Notes

$[        ] Class B

Series 201[    ]-[    ] Floating Rate Asset Backed Notes

$[        ] Class C

Series 201[    ]-[    ] Floating Rate Asset Backed Notes

[                    ], 201[    ]

New York, New York

[Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

The undersigned, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC (the “Transferor”), proposes to cause the American Express Issuance Trust II (the “Issuer” or the “Trust”) to issue $[        ] (stated principal amount) Class A Series 201[    ]-[    ] Floating Rate Asset Backed Notes (the “Class A Notes”), $[        ] (stated principal amount) Class B Series 201[    ]-[    ] Floating Rate Asset Backed Notes (the “Class B Notes”) and $[        ] (stated principal amount) Class C Series 201[    ]-[    ] Floating Rate Asset Backed Notes (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”) and to sell the Notes to you and to the underwriters named in Schedule A hereto (the “Underwriters”). The Issuer is a Delaware statutory trust created pursuant to (a) an Amended and Restated Trust Agreement, dated as of October 24, 2012 (as amended from time to time, the “Trust Agreement”), between the Transferor and Wilmington Trust Company (the “Owner Trustee”) and (b) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 15, 2012. The Notes will be issued pursuant to an Indenture, dated as of October 24, 2012 (as amended from time to time, the “Master Indenture”), as supplemented by the Series 201[    ]-[    ] Indenture Supplement thereto, to be dated as of [                    ], 201[    ] (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”). The Notes are more fully described in the Registration Statement (defined below).

The Notes will be sold pursuant to this Underwriting Agreement (the “Agreement”), and each Note will represent an undivided interest in certain assets of the Trust. The property of the Trust will include, among other things, receivables (the “Receivables”) generated from time to time in a portfolio of designated consumer and small business charge accounts (the “Accounts”) owned by American Express Centurion Bank (“Centurion Bank”), American Express Bank, FSB (“FSB” and, together with

Centurion Bank, the “Banks”) or any other Account Owner (as defined in the Transfer Agreement) (collectively, the “Account Owners”) and may, in the future, include Receivables generated from time to time in designated commercial charge accounts owned by American Express Travel Related Services Company, Inc. (“TRS”). The Receivables have been, and will from time to time be, conveyed to TRS pursuant to (i) a Receivables Purchase Agreement, dated as of October 24, 2012 (as amended from time to time, the “Centurion Receivables Purchase Agreement”), between Centurion and TRS, and (ii) a Receivables Purchase Agreement, dated as of October 24, 2012 (as amended from time to time, the “FSB Receivables Purchase Agreement”), between FSB and TRS. The Receivables have been, and will from time to time be, conveyed to the Transferor pursuant to a Receivables Purchase Agreement, dated as of October 24, 2012 (as amended from time to time, the “RFC VIII Receivables Purchase Agreement” and, together with the Centurion Receivables Purchase Agreement and the FSB Receivables Purchase Agreement, the “Receivables Purchase Agreements”), between TRS and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Transfer Agreement, dated as of October 24, 2012 (as amended from time to time, the “Transfer Agreement”), among the Transferor, the Issuer and the Indenture Trustee. The Receivables have been, and will from time to time be, serviced by TRS, as servicer, pursuant to a Servicing Agreement, dated as of October 24, 2012 (as amended from time to time, the “Servicing Agreement”), among the Transferor, TRS, as servicer and administrator, the Issuer and the Indenture Trustee.

The Receivables Purchase Agreements, the Trust Agreement, the Transfer Agreement and the Servicing Agreement and the Indenture and this Agreement are each sometimes referred to herein as a “Transaction Document.” Each capitalized term used, but not defined herein, shall have the meaning specified in the Transfer Agreement or the relevant Transaction Document, as applicable.

1. Representations, Warranties and Agreements of the Transferor. The Transferor represents and warrants to, and agrees with, the Underwriters as follows:

(a) The Transferor has filed with the Securities and Exchange Commission (the “Commission”), on Form S-3, a registration statement (Registration Nos. 333-185503 and 333-185503-01) relating to the Notes, including a form of prospectus supplement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Transferor may have filed one or more amendments thereto, each of which has been furnished to the Representatives. [The Registration Statement (defined below) has been declared effective by the Commission and is effective under the Act.] The Transferor will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. As filed, the registration statement, as amended, the form of prospectus supplement, and any prospectuses or prospectus supplements (as amended or supplemented, if applicable) filed pursuant to Rule 424(b) under the Act (“Rule 424(b)”) relating to the Notes shall, except to the extent that the Representatives shall agree in writing to a modification, be in all substantive respects in the form furnished to you prior to the Execution Time (defined below) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary prospectus supplement (as amended or supplemented, if applicable) which has previously been furnished to the Underwriters) as the Transferor shall have advised the Underwriters, prior to the Execution Time, will be included or made therein.

For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, and including the exhibits thereto, any material incorporated by reference therein and all information deemed to be part of such registration statement at the Effective Time pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus supplement (together with static pool information (the “Static Pool

Information”) required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Prospectus Supplement”) relating to the Notes, as filed with the Commission pursuant to and in accordance with Rule 424(b) is, together with the prospectus filed as part of the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the “Base Prospectus”), hereinafter referred to as the “Prospectus.” “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. A free writing prospectus, dated [                    ], 201[    ], relating to the ratings on the Notes (the “Ratings Free Writing Prospectus”) will be filed with the Commission in accordance with Section 5(a) (to the extent required by Rule 433 under the Act).

Prior to the time the first contract of sale (or, in the event a contract reformation is effective to terminate the existing contract of sale and extinguish any rights thereunder, the time of the first such effective contract reformation) for the Notes was entered into, as designated on Schedule A hereto (the “Time of Sale”), the Transferor had prepared a preliminary Prospectus, dated [                    ], 201[    ] (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable) (including the Static Pool Information), which has been prepared and delivered by the Transferor to the Underwriters in accordance with the provisions of this Agreement.

(b)      (i) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”);

(ii) on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(iii) as of its date and at the Time of Sale, the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus);

(iv) as of its date and as of the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus and the Permitted Additional Information (as defined in Section 4(b)), the Transferor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes;

provided that the Transferor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus

or the Prospectus in reliance upon and in conformity with the Underwriter Information (as defined below).

(c) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Ratings Free Writing Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Transferor, and (ii) the Transferor has not entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, otherwise than as set forth or contemplated in the Preliminary Prospectus.

(d) The Transferor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

(e) Each Transaction Document to which the Transferor is a party has been duly and validly authorized, executed and delivered by the Transferor.

(f) Each Transaction Document to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor, and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Transaction Documents will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(g) The Receivables conform in all material respects with the description thereof contained in the Preliminary Prospectus and the Prospectus.

(h) Neither the transfer of the Receivables to the Issuer by the Transferor, nor the execution or delivery of any Transaction Document by the Transferor, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of any Transaction Document, will result in the breach of any term or provision of the charter or by-laws of the Transferor or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Transferor is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Transferor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Transferor or will result in the creation of any Lien upon any property or assets of the Transferor (other than as contemplated in any Transaction Document). The Transferor is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under any Transaction Document to which it is a party.

(i) Other than as set forth or contemplated in the Preliminary Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Transferor before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Transferor, threatened that, separately or in the aggregate, (i) would reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of the Transferor or (y) the ability of the Transferor to perform its obligations under any Transaction Document to which it is a party, (ii) assert the invalidity of any Transaction Document, (iii) seek to prevent the issuance, sale or delivery of the Notes or any of the transactions contemplated by any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Notes described in the Preliminary Prospectus.

(j) No federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables, is imposed with respect to the conveyance of the Receivables by the Transferor pursuant to any Transaction Document, or in connection with the issuance of the Notes by the Trust, or the holding of such Receivables by the Trust, or in connection with any of the other transactions contemplated by any Transaction Document. Any such taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Notes or the execution and delivery of this Agreement or any Transaction Document have been or will have been paid by the Transferor at or prior to the Closing Date.

(k) As of the Closing Date, the representations and warranties of the Transferor in each Transaction Document to which it is a party will be true and correct in all material respects, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct in all material respects at and as of such date.

(l) Except as required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable securities laws, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of, or the compliance by the Transferor with, each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(m) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Transferor, are independent public accountants as required by the Act and the Rules and Regulations.

(n) At the time of such transfer, the Transferor had good and marketable title to the Receivables being transferred by it to the Issuer or otherwise pursuant to the Transfer Agreement, free and clear of any Liens (other than as contemplated in the Transfer Agreement) and will not have assigned to any Person any of its right, title or interest in such Receivables or the Transaction Documents (other than as contemplated in the Transfer Agreement or the Indenture) or the Notes being issued pursuant to the Indenture; and the Transferor had the power and authority to so transfer such Receivables, and, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee had and, on the Closing Date, will have good and marketable title to, or a first-priority, perfected security interest in, such Receivables, and, upon the delivery to the Underwriters of the Notes and payment by the Underwriters of the purchase price therefor on the Closing Date, and the Underwriters will have good and marketable title to the Notes, in each case free and clear of any Liens (other than as contemplated in the Transaction Documents).

(o) The Trust is not, and will not be as a result of the issuance and sale of the Notes, an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(p) The Transferor was not, on the date on which the first bona fide offer (as described in Rule 164(h)(2) of the Act) of the Notes was made, an “ineligible issuer” as such term is defined in Rule 405 of the Act.

(q) The Transferor has executed and delivered a written representation (each, a “17g-5 Representation”) to each rating agency hired to rate the Notes (each a “Rating Agency,” and collectively the “Rating Agencies”) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”). The Transferor has complied with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.

(r) The Transferor has complied and, at and as of the Closing Date, shall have complied in all material respects with Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act in connection with the offering of the Notes.

2. Representations, Warranties and Agreements of TRS. TRS represents and warrants to, and agrees with, the Underwriters as follows:

(a) It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to service the Receivables, to administer the Trust and to execute, deliver and perform its obligations under this Agreement and each Receivables Purchase Agreement to which it shall be a party.

(b) Each Transaction Document to which TRS is a party has been duly authorized, executed and delivered by TRS, and assuming the due authorization, execution and delivery thereof by the other parties thereto, each such Transaction Document constitutes valid and binding obligations of TRS, enforceable against TRS in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, each Transaction Document to which TRS is a party will conform in all material respects to the description thereof contained in the Preliminary Prospectus and Prospectus.

(c) Other than as set forth or contemplated in the Preliminary Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting TRS before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of TRS, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of TRS or (y) the ability of TRS to perform its obligations under any Transaction Document to which it is a party or (ii) assert the invalidity of any Transaction Document to which it is a party.

(d) As of the Closing Date, the representation and warranties of TRS in each Transaction Document to which it is a party will be true and correct in all material respects.

(e) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by TRS of, or the compliance by TRS with, any Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(f) TRS agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the applicable Receivables Purchase Agreement, and agrees to take all action required by such Receivables Purchase Agreement in order to effect the sale of the related Receivables made pursuant to such Receivables Purchase Agreement.

(g) Neither the transfer of the Receivables to the Transferor by TRS, nor the execution or delivery of any Transaction Document by TRS, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of any Transaction Document, will result in the breach of any term or provision of the charter or by-laws of TRS or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which TRS is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to TRS of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over TRS or will result in the creation of any Lien upon any property or assets of TRS (other than as contemplated in any Transaction Document). TRS is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under any Transaction Document to which it is a party.

(h) TRS has executed and delivered a 17g-5 Representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5. TRS has complied with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.

3. Purchase, Sale, Payment and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Transferor, on [                    ], 201[    ], or on such other date as shall be mutually agreed upon by the Transferor and the Underwriters (the “Closing Date”), the number and type of Notes set forth in Schedule A opposite the name of such Underwriter. The Class A Notes being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [    ]% of the principal amount thereof; the Class B Notes being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [    ]% of the principal amount thereof; and the Class C Notes being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [    ]% of the principal amount thereof.

The closing of the sale of the Notes (the “Closing”) shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, 23rd Floor, New York, New York 10019, at 9:00 A.M. (E.S.T.) on the Closing Date. Payment of the purchase price for the Notes being sold and purchased hereunder shall be made on the Closing Date by wire transfer of federal or other immediately available funds to the accounts to be designated one Business Day prior to the Closing Date by the Transferor, against delivery of the Notes at the Closing on the Closing Date. Each of the Notes to be so delivered shall be represented by one or more definitive notes registered in the name of Cede & Co. as nominee for The Depository Trust Company.

4. Offering by Underwriters.

(a) It is understood that, after the Effective Date, the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

(b) Other than (i) the Preliminary Prospectus, (ii) the Ratings Free Writing Prospectus, (iii) the Prospectus and (iv) any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved by the Transferor (the “Permitted Additional Information”), each Underwriter severally represents, warrants and covenants that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Transferor; provided, however, that (x) each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus, or (ii) columns or other entries showing the status of the subscriptions, the expected pricing parameters, the weighted average life or the trade date of the Notes (each such communication, an “Underwriter Free Writing Prospectus”) and (y) each Underwriter will be permitted to provide confirmations of sale.

(c) Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that, during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Transferor) it will deliver the Preliminary Prospectus to each investor to whom it sells Notes at or prior to the time of the contract of sale for such investor.

(d) Each Underwriter severally represents, warrants and agrees that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of material fact or omit any material fact necessary to make the statements contained therein, when read together with the Preliminary Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or any inaccurate information furnished to the Underwriter by the Transferor expressly for use therein, which information was not corrected by information subsequently provided by the Transferor to the Underwriter reasonably prior to the time of first use of such Underwriter Free Writing Prospectus; and

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with the Rules and Regulations of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(e) Each Underwriter, severally, represents, warrants and agrees that it will not, at any such time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interest in, such Notes without the prior written consent of the Transferor.

(f) Each Underwriter, severally, represents, warrants and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Notes or distribute the Prospectus, Preliminary Prospectus, the Ratings Free Writing Prospectus or any other offering material relating to the Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Transferor except as set forth herein.

(g) Each Underwriter, severally and not jointly, covenants with TRS and the Transferor that on or prior to the Closing Date, and thereafter, to the extent applicable, so long as it is acting as an “underwriter” as defined in Section 2(a)(11) of the Act with respect to the Notes, it (a) will not deliver any Rating Information (as defined below) to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) will not participate in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from TRS or the Transferor participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from TRS or the Transferor or refer such Rating Agency to the Transferor, who will respond to the oral communication. “Rating Information” means any oral or written information provided to a Rating Agency for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes, or (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

(h) Each Underwriter, severally and not jointly, (i) represents to TRS and the Transferor that as of the date of this Agreement, it (a) has not delivered any Rating Information to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from TRS or the Transferor participated in such communication.

5. Certain Agreements of the Transferor. The Transferor covenants and agrees with the several Underwriters as follows:

(a) Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor shall deem to be appropriate. The Transferor will transmit each of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) or Rule 433, as applicable, by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 424(b) or Rule 433. The Transferor will advise the Underwriters promptly of any such filing pursuant to Rule 424(b) or Rule 433, as applicable.

(b) The Transferor will advise the Underwriters promptly of (i) any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or for any additional information, (iii) any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose (it being agreed that the Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any such stop order issued by the Commission).

(c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus to comply with the Act, the Transferor promptly will advise the Underwriters thereof and will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of the Underwriters hereunder.

(d) As soon as practicable, but not later than December 31 of the year following the year in which the Closing Date occurs, the Transferor will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

(e) The Transferor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

(f) The Transferor will promptly and from time to time take such action as any Underwriter may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Transferor shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any particular jurisdiction.

(g) For a period from the date of this Agreement until the retirement of the Notes, the Transferor will deliver to you the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Transferor, the Owner Trustee and the Indenture Trustee pursuant to the Servicing Agreement, as soon as such statements and reports are furnished to the Transferor, the Owner Trustee and the Indenture Trustee.

(h) So long as any Note is outstanding and upon your request, the Transferor will furnish to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Transferor or the Trust filed with any government or regulatory authority that is otherwise publicly available.

(i) To the extent, if any, that the rating provided with respect to the Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Rating Agency after the Execution Time and (b) doing so would have a material adverse effect upon the Transferor.

(j) Between the date of this Agreement and the Closing Date, the Transferor will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell or offer to sell securities similar to the Notes.

(k) The Transferor will comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.

6. Certain Agreements of TRS. TRS covenants and agrees with the several Underwriters as follows:

(a) To the extent, if any, that the rating provided with respect to the Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by TRS, TRS shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Rating Agency after the Execution Time and (b) doing so would have a material adverse effect upon TRS.

(b) TRS will comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.

7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus and of each amendment or supplement thereto, (ii) the preparation of this Agreement and each Transaction Document, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the counsel to the Transferor and the fees and disbursements of the Transferor’s accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f), including filing fees in connection with the preparation of any blue sky and legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus and of each amendment or supplement thereto, (vii) the preparation and filing of the Registration Statement and all amendments thereto, (viii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes and any supplements thereto, (ix) any fees charged by each Rating Agency for the rating of the Notes, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (xi) the fees and expenses of the Owner Trustee and its counsel, (xii) the fees and expenses of the Indenture Trustee and its counsel, and (xiii) one-half of the fees and disbursements of counsel to the Underwriters (the other half of such fees and disbursements to be paid for by the Underwriters).

8. Conditions of the Obligations of each Underwriter. The obligations of each Underwriter to purchase, and to pay for, the Notes will be subject to the accuracy of the representations and warranties of the Transferor and TRS set forth herein as of the date hereof and the Closing Date, to the accuracy of the statements of officers of the Transferor and TRS made pursuant hereto or in connection herewith, to the performance by the Transferor and TRS of its obligations hereunder, and to the following additional conditions precedent:

(a) The Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus, the Prospectus Supplement and each supplement thereto shall have been filed (if required) with the Commission in accordance with the Act and the Rules and Regulations and Section 1 hereof, and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transferor or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or “blue sky” laws.

(b) On or prior to the date of the final Prospectus, the Underwriters shall have received a letter, dated as of the date of the Preliminary Prospectus, of a nationally recognized accounting firm of certified public accountants, substantially in the form of the draft to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Transferor or TRS that, in the judgment of the Underwriters (after consultation with the Transferor), materially impairs the market for or investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange; (iii) any suspension generally or material limitation of trading of any securities of TRS, the Transferor or any Affiliate of TRS or the Transferor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or State of New York or other applicable state authorities; or (v) any outbreak or escalation of hostilities or armed conflict in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, or emergency would make it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

(d) At the Closing Date, the Transferor and TRS shall have furnished to the Representatives certificates of an executive officer of the Transferor or TRS, as applicable, as to the accuracy of the representations and warranties of the Transferor or TRS, as applicable, herein at and as of the Closing Date, as to the performance by the Transferor or TRS, as applicable, of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as the Representatives may reasonably request.

(e) Counsel for each of TRS and the Transferor shall have furnished to the Underwriters one or more written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i) TRS has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under any Transaction Document to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Receivables Purchase Agreements;

(ii) TRS (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of TRS to perform its obligations under any Transaction Document to which it is a party and (b) without limiting the foregoing, has the corporate power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(iii) Each Bank has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under each Receivables Purchase Agreement to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by such Receivables Purchase Agreement, to service the Receivables and to administer the Trust;

(iv) Each Bank (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of such Bank to perform its obligations under each Receivables Purchase Agreement to which it is a party and (b) without limiting the foregoing, has the corporate power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(v) The Transferor has been duly formed and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (limited liability company and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under any Transaction Document to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Transaction Documents;

(vi) The Transferor (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of the Transferor to perform its obligations under any Transaction Document to which it is a party and (b) without limiting the foregoing, has the limited liability company power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(vii) Each of this Agreement and each Receivables Purchase Agreement to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable against it in accordance with its terms, subject, as to enforceability, to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(viii) Each of this Agreement and each Receivables Purchase Agreement to which TRS is a party has been duly authorized, executed and delivered by TRS and constitutes the legal, valid and binding agreement of TRS, enforceable against it in accordance with its terms, subject, as to enforceability, to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(ix) Each Receivables Purchase Agreement to which a Bank is a party has been duly authorized, executed and delivered by such Bank and constitutes the legal, valid and binding agreement of such Bank, enforceable against it in accordance with its terms, subject, as to enforceability, to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(x) The Trust is not now, and immediately following the sale of the Notes pursuant to this Agreement will not be, required to register under the 1940 Act;

(xi) No consent, approval, authorization or order of any governmental agency or body is required for the execution, delivery and performance by the Transferor of its obligations under any Transaction Document to which it is a party, except such as have been obtained under the Act and as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Notes by the Underwriters and the filing of Uniform Commercial Code financing statements with respect to the Receivables;

(xii) Neither the execution and delivery by the Transferor of the Transaction Documents to which the Transferor is a party nor the performance by the Transferor of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon the Transferor or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, its charter or by-laws, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement known to such counsel to which the Transferor is a party or by which the Transferor is bound;

(xiii) Neither the execution and delivery by TRS of the Transaction Documents to which TRS is a party nor the performance by TRS of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon TRS or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, its charter or by-laws, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement known to such counsel to which TRS is a party or by which TRS is bound;

(xiv) Neither the execution and delivery by each Bank of the Receivables Purchase Agreements to which such Bank is a party nor the performance by such Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon such Bank or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, its charter or by-laws, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement known to such counsel to which such Bank is a party or by which such Bank is bound;

(xv) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which the Transferor is a party or to which any property of the Transferor is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Transferor to perform its obligations under any Transaction Document to which the Transferor is a party, (ii) assert the invalidity of any Transaction Document or the Notes, (iii) seek to prevent the issuance, sale or delivery of the Notes or the transactions contemplated by any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Notes described in the Preliminary Prospectus or Prospectus;

(xvi) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which TRS is a party or to which any property of TRS is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of TRS to perform its obligations under any Transaction Document to which TRS is a party, (ii) assert the invalidity of any Transaction Document or the Notes, (iii) seek to prevent the issuance, sale or delivery of the Notes or the transactions contemplated by any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Notes described in the Preliminary Prospectus or Prospectus;

(xvii) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which either Bank is a party or to which any property of either Bank is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of either Bank to perform its obligations under any Receivables Purchase Agreement to which such Bank is a party or (ii) assert the invalidity of any Receivables Purchase Agreement to which such Bank is a party;

(xviii) The Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus (except for the financial statements, financial schedules and other financial and operating data including therein, as to which such counsel expresses no view) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

(xix) The Registration Statement is effective under the Act, and the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus Supplement have been filed with the Commission pursuant to Rule 424(b) or Rule 433, as applicable, thereunder;

(xx) Such counsel has not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus. However, based upon discussion with the Transferor, TRS and the Banks, their accountants and others, no facts have come to the attention of such counsel that cause it to believe that the Registration Statement, as of the Effective Date (except for the financial statements, financial schedules and other financial and statistical data included therein as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, as of its date and as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (as amended on or prior to the Closing Date), together with the Ratings Free Writing Prospectus, as of the date of the Prospectus and at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view as to the financial statements, financial schedules, and other financial and statistical data included in the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus). References to the Preliminary Prospectus or the Prospectus in this paragraph include any amendments or supplements thereto.

(f) Orrick, Herrington & Sutcliffe LLP, Van Cott, Bagley, Cornwall & McCarthy, and Richards, Layton & Finger, P.A., special UCC counsel for the Transferor and the Account Owners, shall have furnished to the Underwriters written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain matters relating to the (i) transfer of the Receivables to TRS, with respect to the perfection of TRS’s interest in the Receivables and with respect to other related matters, (ii) the transfer of the Receivables to RFC VIII, with respect to the perfection of RFC VIII’s interest in the Receivables and with respect to other related matters and (iii) the transfer of the Receivables to the Trust, with respect to the perfection of the interest of the Trust and the Indenture Trustee in the Receivables and with respect to other related matters.

(g) Orrick, Herrington & Sutcliffe LLP, special counsel for the Underwriters, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i) Neither the Trust Agreement nor the Indenture is required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act of 1940, as amended.

(ii) The Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(iii) The statements in the Preliminary Prospectus and the Prospectus under the headings “Summary of Terms—ERISA Considerations” and “ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(iv) Subject to the discussion in the Preliminary Prospectus and the Prospectus under the heading “Federal Income Tax Consequences,” for federal income tax purposes, the Notes will properly be characterized as indebtedness and the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. Statements in the Prospectus under the headings “Summary of Terms—Tax Status” (to the extent relating to federal income tax consequences) and “Federal Income Tax Consequences,” to the extent they constitute statements of matters of law or legal conclusions with respect thereto, accurately describe the material federal income tax consequences to holders of the Notes.

(v) When the Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the holder of record of any Note will be entitled to the benefits afforded by the Indenture, and the Notes will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vi) The Indenture constitutes the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vii) Each Receivables Purchase Agreement to which a Bank, TRS or the Transferor is a party constitutes the legal, valid and binding agreement of each such party, enforceable against each such party in accordance with its terms, subject to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(viii) This Agreement constitutes the legal, valid and binding agreement of the Transferor and TRS, enforceable against each of them in accordance with its terms, subject to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

Such counsel also shall state that they have participated in conferences with representatives of the Transferor, TRS, the Banks, their counsel, their accountants and you concerning the Registration Statement, the Preliminary Prospectus and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as described in paragraphs (iii) and (iv) above). Based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement, as of the Effective Date (except for the exhibits thereto, the financial statements, the financial schedules and other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Preliminary Prospectus, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (as amended on or prior to the Closing Date), as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view as to the financial statements, financial schedules, and other financial and statistical data included in the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus). References to the Preliminary Prospectus or the Prospectus in this paragraph include any amendments or supplements thereto.

(h) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, a written opinion, dated the Closing Date, with respect to such matters as the Representatives may require (and the Transferor and TRS shall furnish to such counsel all documents requested for the purpose of enabling it to pass upon such matters).

(i) McGuireWoods LLP, counsel to the Indenture Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i) The Indenture Trustee is a banking corporation organized and validly existing and in good standing under the laws of the State of New York and is authorized and qualified to execute and deliver, and accept the trusts imposed by, the Indenture and to perform all of the obligations of the Indenture Trustee under the Indenture, the Transfer Agreement and the Servicing Agreement.

(ii) Each Transaction Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The Indenture Trustee has duly authenticated and delivered the Notes on the Closing Date.

(iv) The execution and delivery by the Indenture Trustee of each Transaction Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its obligations thereunder do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee, or (y) the organization certificate or by-laws of the Indenture Trustee.

(v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of any Transaction Document to which the Indenture Trustee is a party or the performance by the Indenture Trustee thereunder.

(vi) To the best knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as Indenture Trustee under the Indenture) before or by any governmental authority that if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which the Indenture Trustee is a party.

(vii) The execution, delivery and performance by the Indenture Trustee of each Transaction Document to which the Indenture Trustee is a party will not subject any of the property or assets of the Issuer or any portion thereof, to the imposition of any lien which may be asserted against the Issuer by the Indenture Trustee in its capacity as Indenture Trustee.

(j) Richards, Layton & Finger, P.A., counsel to the Owner Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i) Wilmington Trust Company is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement.

(ii) The Trust Agreement has been duly authorized, executed and delivered by Wilmington Trust Company and constitutes a legal, valid and binding agreement of Wilmington Trust Company, enforceable against Wilmington Trust Company, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) applicable public policy with respect to rights of indemnification or contribution.

(iii) Neither the execution, delivery and performance by Wilmington Trust Company of the Trust Agreement, nor the consummation of any of the transactions by Wilmington Trust Company contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the trust powers of Wilmington Trust Company, other than the filing of the certificate of trust with the Secretary of State of the State of Delaware.

(iv) Neither the execution, delivery and performance by Wilmington Trust Company of the Trust Agreement, nor the consummation of any of the transactions by Wilmington Trust Company contemplated thereby, is in violation of the provisions of the certificate of incorporation or by-laws of Wilmington Trust Company or of any law, rule or regulation of the State of Delaware or of the United States of America governing the trust powers of Wilmington Trust Company or, to such counsel’s knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, long-term lease, license or other agreement or instrument to which Wilmington Trust Company is a party or by which it is bound or to our knowledge, without independent investigation, of any order or judgment applicable to Wilmington Trust Company.

(v) To such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting Wilmington Trust Company before any court or other government authority which, if adversely determined, would materially and adversely affect the ability of Wilmington Trust Company to carry out the transactions contemplated by the Trust Agreement.

(k) Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (referred to in this subsection (k) as the “Statutory Trust Act”).

(ii) The Trust Agreement is a legal, valid and binding obligation of the Transferor and the Owner Trustee, enforceable against the Transferor and the Owner Trustee in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, liquidation, fraudulent transfer, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) applicable public policy with respect to rights of indemnification, contribution or exculpation.

(iii) The Transfer Agreement is a legal, valid and binding obligation of the Trust, the Transferor and the Indenture Trustee, enforceable against the Trust, the Transferor and the Indenture Trustee, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, liquidation, fraudulent transfer, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties

(regardless of whether considered and applied in a proceeding in equity or at law), and (c) applicable public policy with respect to rights of indemnification, contribution or exculpation.

(iv) The Servicing Agreement is a legal, valid and binding obligation of the Trust, the Transferor, TRS and the Indenture Trustee, enforceable against the Trust, the Transferor, TRS and the Indenture Trustee, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, liquidation, fraudulent transfer, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) applicable public policy with respect to rights of indemnification, contribution or exculpation.

(v) The Trust Agreement and the Statutory Trust Act authorize the Trust to execute and deliver the Transaction Documents to which the Trust is a party, to issue the Notes and to grant the trust estate to the Indenture Trustee as security for the Notes.

(vi) The Trust has the requisite trust power and authority, pursuant to the Trust Agreement and the Statutory Trust Act, to execute, deliver and perform its obligations under the Transaction Documents to which the Trust is a party and the Notes.

(vii) Under the Trust Agreement and the Statutory Trust Act, the execution and delivery by the Trust of the Transaction Documents to which the Trust is a party and the Notes, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of the Trust.

(viii) Neither the execution, delivery and performance by the Trust of the Transaction Documents to which the Trust is a party or the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Secretary of State of the State of Delaware (which certificate of trust has been duly filed) and the filing of financing statements and continuation statements with the Secretary of State of the State of Delaware in connection with the Transaction Documents to which the Trust is a party.

(ix) Neither the execution, delivery and performance by the Trust of the Transaction Documents to which the Trust is a party, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(x) Under Section 3805(b) of the Statutory Trust Act, no creditor of the Beneficiary (as defined in the Trust Agreement) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(xi) Under Section 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of the Beneficiary shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(xii) The Owner Trustee is not required to hold legal title to the Trust Estate (as defined in the Indenture) in order for the Trust to qualify as a statutory trust under the Statutory Trust Act.

(xiii) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the perfection of a security interest in any Receivable and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

(xiv) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the transfer of any Receivable and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof to or from the Trust.

(xv) The corpus of the Trust is not subject to any personal property or similar ad valorem tax imposed by the State of Delaware.

(xvi) The characterization of the Trust for federal income tax purposes, whether as a trust, partnership or association taxable as a corporation, is determinative of the character of the Trust for income tax purposes under the laws of the State of Delaware, and, if the Trust is characterized as a partnership for income tax purposes under the laws of the State of Delaware, no income tax is imposed upon the Trust by the State of Delaware. For income tax purposes under the laws of the State of Delaware, taxable income would be derived from “federal taxable income,” and for the purpose of ascertaining such taxable income for income tax purposes under the laws of the State of Delaware, the amount of federal taxable income as determined for federal income tax purposes will be determinative, whether such amount of federal taxable income is determined upon a characterization of the transaction as a sale or as a loan.

(xvii) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the Notes.

(xviii) There is no income tax imposed by New Castle County, Delaware, upon the Trust and New Castle County, Delaware, is prohibited by the laws of the State of Delaware from imposing a personal property tax upon or measured by the corpus of the Trust.

(xix) The Beneficiary is the sole beneficial owner of the Trust.

(l) The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the States of New York, Delaware and Utah and such other jurisdictions as counsel to the Transferor deems appropriate to reflect the interest of the Trust and the Indenture Trustee in the Receivables.

(m) On the Closing Date, the Class A Notes, the Class B Notes and the Class C Notes shall have received the respective ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(n) The Underwriters shall have received all written opinions required by the Rating Agencies, addressed to the Underwriters and dated the Closing Date.

(o) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters, and the Underwriters shall have received such information, certificates and documents as any of them may reasonably request.

9. Indemnification. The Transferor and TRS, jointly and severally, agree to indemnify and hold harmless each Underwriter, each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any director, officer or employee of any Underwriter or any such Person, as follows:

(a) (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the Permitted Additional Information (or any amendment or supplement thereto), Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), Ratings Free Writing Prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any written information furnished to an Underwriter by the Transferor expressly for use in any Underwriter Free Writing Prospectus, unless, in any of the above cases, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; and

(iii) against any and all expense whatsoever (including, without limitation, the fees and disbursements of counsel chosen by such Underwriters or Persons) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not indemnified by the Transferor and TRS pursuant to subparagraphs (i) or (ii) above.

The indemnity agreement provided for in this subsection 9(a) will be in addition to any liability that the Transferor and TRS may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transferor and TRS, each of their respective directors, each of the Transferor’s officers who signed the Registration Statement, and each Person, if any, who controls the Transferor or TRS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense (A) described in the indemnity contained in subsection 9(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor or TRS by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), (B) resulting from such Underwriter’s failure to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to each investor with whom it enters into a contract of sale for any Notes prior to the time of such contract of sale, or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus prepared by such Underwriter, or the omission or alleged omission therefrom, when read together with the Preliminary Prospectus, of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission in any Underwriter Free Writing Prospectus in reliance upon and in conformity with (x) any written, inaccurate information furnished to such Underwriter by the Transferor or the Banks expressly for use therein or (y) the Preliminary Prospectus, the Ratings Free Writing Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Transferor or the Banks to such Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus. The Transferor and TRS acknowledge that the information set forth in the fifth and sixth paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the fourth and fifth paragraphs under the heading “Underwriting” in the Prospectus, in each case relating to selling concessions and reallowance, constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (collectively, the “Underwriter Information”). The indemnity agreement provided for in this subsection 9(b) will be in addition to any liability which each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from an indemnifying party to such indemnified party of its election to assume the defense of such claim or action, such indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or (iv) such indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to such indemnified party, in which case, if such indemnified party notifies such indemnifying party in writing that it elects to employ separate counsel at the expense of such indemnifying party, such indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 9 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Transferor or TRS, if the indemnified parties under this Section 9 consist of the Transferor or TRS or any of their respective directors, officers, employees or controlling persons). Each indemnified party shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suite or proceeding and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of such indemnified party, or (ii) be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent (which consent shall not be unreasonably withheld).

10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9 are for any reason held to be unenforceable or insufficient by the indemnified parties, although applicable in accordance with its terms, the Transferor and TRS, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreements incurred by the Transferor, TRS and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the underwriting compensation earned by them bears to the initial public offering price or prices and the Transferor and TRS shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Transferor, TRS and the Underwriters each agree that it would not be just or equitable if the amount of such contribution were determined by pro rata or per capita allocation. The Underwriters’ obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each director of the Transferor, each director of TRS, such officer of the Transferor who signed the Registration Statement, and each Person, if any, who controls the Transferor or TRS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transferor and TRS. Notwithstanding the provisions of this Section 10, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total underwriting discount as set forth on the cover page of the Prospectus Supplement exceeds the amount of damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statements or omission or alleged omission with respect to the Notes.

11. Survival. Each party hereto agrees that the respective representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Transferor and TRS, by each Underwriter and, in the case of each Underwriter, by the Transferor and TRS, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Transferor, TRS or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by each party hereto herein or in any such certificate or other instrument shall survive the delivery of and payment for the Notes.

12. Termination. This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Transferor given at or prior to the Closing Date in the event that the Transferor or TRS shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except (i) as provided in Sections 9 and 10 hereof and (ii) if this Agreement is terminated by the Representatives in accordance with any of the provisions of Section 8(a), (b), (d), (e), (f), (g), (i), (j), (k), (l), (m), (n) or (o), the Transferor will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) If the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes, each of the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) If the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Transferor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

14. Capacity. The Banks and the Transferor acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Banks and the Transferor, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Banks and the Transferor, and the Banks and the Transferor hereby expressly disclaim any fiduciary relationship with respect thereto, (iii) none of the Underwriters has assumed an advisory responsibility in favor of the Banks or the Transferor with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Banks or the Transferor on other matters) or any other obligation to the Banks or the Transferor except the obligations expressly set forth in this Agreement, and (iv) TRS and the Transferor are not relying on any of the Underwriters for any legal, regulatory, tax, insurance or accounting advice in any jurisdiction and the Underwriters shall not have any responsibly or liability to TRS or the Transferor with respect thereto.

15. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telecopier with transmission confirmed, if to (a) the Underwriters, addressed to [                    ], Attention: [                    ], and to [                    ], Attention: [                    ], or to such other address as the Representatives may designate in writing to the Transferor, (b) TRS, addressed to American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: Treasurer, Telecopier: (212) 640-0405, or (c) American Express Receivables Financing Corporation VIII LLC, 200 Vesey Street, 31st Floor, Room 507C, New York, New York 10285, Attention: President (facsimile: (212) 640-0404) (with a copy to American Express Travel Related Services Company, Inc., as administrator, 200 Vesey Street, New York, New York 10285, Attention: Treasurer, Telecopier: (212) 640-0405).

16. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

17. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

18. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

19. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

20. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

(signature page follows)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:
Name:
Title:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:
Name:
Title:

[Signature page – Underwriting Agreement Series 201[    ]-[    ]]

The foregoing Underwriting Agreement

is hereby agreed to as of the date

first above written.

[                    ],

for itself and as a representative of the

several Underwriters named in Schedule A hereto

By:
Name:
Title:

[                    ],

for itself and as a representative of the

several Underwriters named in Schedule A hereto

By:
Name:
Title:

[Signature page – Underwriting Agreement Series 201[    ]-[    ]]

SCHEDULE A

Underwriters of the Class A Notes	Stated Principal Amount of the Class A Notes

$

TOTAL	$

Time of Sale: [ ]:[ ] [ ] (Eastern Time) on [ ], 201[ ]

Underwriters of the Class B Notes	Stated Principal Amount of the Class B Notes

$

TOTAL	$

Time of Sale: [ ]:[ ] [ ] (Eastern Time) on [ ], 201[ ]

Underwriters of the Class C Notes	Stated Principal Amount of the Class C Notes

$

TOTAL	$

Time of Sale: [ ]:[ ] [ ] (Eastern Time) on [ ], 201[ ]

S-A-1